Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-62573, 333-102551 and 333-123409), Form S-3 (File No. 333-18613, 333-70773 and 333-46721) and Form SB-2 (File No. 333-115221) of Viseon, Inc. and subsidiaries of our report dated August 12, 2005 (except as to Note 14 at to which the date is August 23, 2005) included in Form 10-KSB for the year ended June 30, 2005.
     /s/ VIRCHOW, KRAUSE & COMPANY, LLP
Minneapolis, Minnesota
September 30, 2005